Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of Wrap Technologies, Inc. of our report dated March 6, 2018, relating to the financial statements of Wrap Technologies, Inc., which is incorporated by reference in such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ Rosenberg Rich Baker Berman, P.A.
Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
February 12, 2019